                                                                   Exhibit 10.22

SETTLEMENT AGREEMENT


dated as of March 2, 2005


by and between


MICRUS S.A., En Chamard 55, CH-1422 Montagny-pres-Yverdon, and
MICRUS CORPORATION , 610 Palomar Avenue, Sunnyvale, California 94085


                                             (hereinafter, collectively, MICRUS)


and


MICHEL R. MOUNIER, Hohenweg 5, CH-4312 Magden

                                                                (hereinafter MM)

THIS SETTLEMENT AGREEMENT (AGREEMENT) is made as of March 2, 2005 by and between Micrus S.A. and Micrus Corporation (collectively MICRUS) and Michel Mounier
(MM).

WHEREAS

A. MM, on the one hand, and Micrus S.A. and/or Micrus Corp., on the other hand, have entered into a Employment Contract dated August 20, 2001 (the EMPLOYMENT CONTRACT), an Indemnification Agreement dated August 2, 2004 (the INDEMNIFICATION AGREEMENT and collectively with the Employment Contract, the EMPLOYMENT-RELATED AGREEMENTS), a Micrus Proprietary Information Agreement dated July 30, 2001 (the PROPRIETARY INFORMATION AGREEMENT), and Stock Option Agreements dated August 6, 2001, April 22, 2002, June 24, 2003 and June 24, 2004 (collectively, the STOCK OPTION AGREEMENTS), which arise from and/or govern MM's role as an employee, officer or director of Micrus S.A. and/or Micrus Corp.

B. Micrus has reported to and is cooperating with the U.S. Department of Justice and may file reports to and cooperate with other authorities (collectively the "Governmental Authorities"), including without limitation the Swiss Federal Attorney General and other Swiss authorities, in connection with Doctor Payments. The term DOCTOR PAYMENTS shall include, for the purpose of this Agreement and its Annexes, any acts, omissions and other facts or circumstances that are in any way connected to or in any way caused by payments or other benefits granted, promised, offered, incited, caused, made or carried out by, on behalf of, for the benefit of, or through Micrus or its employees or officers to doctors or other people at hospitals, universities or other institutions, whether private or public, and irrespective of the country they are located in. Micrus acknowledges that MM is not privy to any details of the ongoing discussions with the U.S. Department of Justice regarding Doctor Payments.

C. On November 9, 2004, Micrus provided notice to MM of the termination of his Employment Contract for cause and released MM from his obligation to work with immediate effect, but ordered MM to remain available as needed until the termination of the three months notice period.

D. On November 9, 2004 and November 14, 2004, respectively, pursuant to Micrus' request, MM resigned with immediate effect from the board of directors of Micrus Corporation and Micrus S.A, respectively.

E. MM acknowledges that he was an employee of Micrus S.A., and an officer and director of Micrus S.A. and Micrus Corp and that the terms and conditions of his roles for Micrus are set forth in the EMPLOYMENT-RELATED AGREEMENTS.

F. The parties are in dispute as regards the justification of the termination and the claims the parties have or may have against each other in connection with their past and ongoing relationship and the termination thereof.

G. The parties wish to settle by mutual consent and without any admission of liability, all such claims including, but not limited to those arising out of MM's role as employee or officer or director of Micrus S.A. and/or Micrus Corp. and the obligations of each party under the EMPLOYMENT-RELATED AGREEMENTS, subject to the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. TERMINATION. The parties agree, that the Employment Contract shall be terminated and was terminated effective as of February 28, 2005, and that all rights, obligations and duties of each party under the Employment Contract have been extinguished, except as set forth hereinafter. However, the Indemnification Agreement, the Stock Option Agreements, the Proprietary Information Agreement and the present Agreement (including the Annexes to this Agreement) are not terminated and shall continue to govern the rights and obligations of the parties as set forth herein and in the Annexes to this Agreement. Concurrently with the execution of this Agreement, Micrus shall pay MM, an amount equal to 2,568.65 CHF which represents the total amount due to MM for salary and other employment related claims (including but not limited to remaining expense reimbursement, vacation entitlements, or other wages, including any claim for extra wages due to overtime) by February 28, 2005, the end of his notice period under his Employment Contract and the date of termination of his employment.

     Any possibly remaining vacation entitlements as well as any claim for salary, expense reimbursement, bonuses, or other wages, including any claim for extra wages due to overtime shall be fully discharged by the payment pursuant to Article 1 and the Compensation pursuant to Article 2 of this Agreement.

     MM understands and agrees that notwithstanding the termination of his employment, he is still bound by the terms of the Micrus Proprietary

     Information Agreement and agrees to comply with his obligations thereunder to protect Micrus' confidential and/or proprietary information.

2. COMPENSATION. In consideration of MM executing and performing this Agreement and in full discharge of any rights, privileges or entitlements of MM against Micrus, whether actual or potential, whether present or future, whether arising by operation of law, or by agreement of the parties, including rights and entitlements arising out of the now extinguished Employment Contract, Micrus will pay and/or provide MM with a gross payment of USD 100,000.00 (the COMPENSATION). The Compensation shall become due in equal installments of USD 20'000 over a period of five quarters and subject to MM being in full compliance with this Agreement. The payment of the first installment of the Compensation shall be made in accordance with the payment instructions provided by MM on or before April 30, 2005 against the delivery of a waiver and release in the form attached hereto as Annex 1 executed not earlier than a month plus one day after the termination of the Employment Contract. Provided such waiver and release has been provided, payment of subsequent installments shall be made by July 31, 2005, October 31, 2005, January 31, 2006 and April 30, 2006.

     It is agreed and understood that the payment of the Compensation does not constitute an admission of liability by Micrus. Should MM not be in compliance with this Agreement, Micrus is entitled to immediately reclaim any amounts paid and benefits granted and refuse further payments or grants still due and owing.

3. STOCK OPTIONS. In further consideration of MM executing and performing this Agreement, Micrus also agrees to provide MM with enhanced opportunities to exercise the stock option rights he has been granted by Micrus. In order to effect the changes set forth in this Article 3, concurrently with the execution of this Agreement MM and Micrus Corporation shall enter into the Amendment to Stock Option Agreements attached hereto as Annex 2. For the avoidance of doubt, it is understood among the parties that Micrus is in no way whatsoever responsible for any taxation issues (if any) resulting from the Stock Option Agreements or amendments thereto.

4. DOCTOR PAYMENTS. Micrus has reported to and is currently cooperating with the US Department of Justice and may in the future cooperate with other Governmental Authorities in connection with Doctor Payments.

     It is understood that each party will bear its own costs in connection with any investigation or proceeding initiated and/or undertaken by a governmental agency or any other lawsuit or legal action in any way connected with Doctor Payments, including the costs of its legal representation, payments of damages, fines, penalties or amounts to be paid in settlements.

     MM, in exchange for the promises contained in this Agreement, hereby also waives any and all rights and claims which he might have, or which might arise, under the Indemnification Agreement or otherwise which are in any way connected to Doctor Payments or investigations, proceedings, lawsuits or legal action in any way connected to Doctor Payments, including without limitation any claims for indemnification for, or compensation of, costs of legal representations, other expenses, damages of whatever kind, fines, penalties and amounts paid in settlements.

5. MUTUAL RELEASE OF CLAIMS. In exchange for the promises contained in this Agreement and to the fullest extent permitted by law, each party hereby waives, releases and fully discharges, and agrees not to pursue, any and all claims, claims for relief and/or causes of action it has or may have as of the date of execution of this Agreement against the other party, and/or any of its current or former affiliates, subsidiaries, predecessors or successors, and/or any of the current or former officers, directors, shareholders, employees, attorneys, employee benefit plans, agents or representatives, successors or assigns of the foregoing entities (the RELEASED Parties), arising out of and/or in any way connected with MM's employment relationship, and/or the termination of that employment relationship, and/or MM's relationship as an officer and director of Micrus Corp. and Micrus SA, and/or with respect to any other claim, matter, or event arising prior to the time this Agreement has been executed by the parties. Each party recognizes and agrees that such released claims, claims for relief, and/or causes of action include, but are not limited to, claims under U.S. and Swiss law, including, but not limited to the Swiss Code of Obligations, and the laws of all other jurisdictions and any rights, privileges or entitlements of the parties arising out of the now extinguished Employment Contract, MM's service as an officer and director of Micrus Corp. and Micrus SA, or by operation of law, including without limitation certain claims for indemnification, as described in this Agreement.

6. MUTUAL WAIVER OF KNOWN AND UNKNOWN CLAIMS. As further consideration for the promises contained in this Agreement, each party agrees that its release and waiver of all claims against the other party includes not only known or suspected claims but also all unknown, unsuspected and unanticipated injuries, damages, events, matters, or claims which may have arisen prior to the execution of this Agreement.

7. VOTING OF COMMON STOCK. In exchange for the promises contained in this Agreement, MM agrees to vote and act with respect to any shares of Common Stock he may hold upon exercise of any options to purchase Common Stock of Micrus Corporation as set forth in the Voting Agreement attached hereto as Annex 3.

8. BINDING ON SUCCESSORS AND HEIRS. MM agrees that he has executed this Agreement on his own behalf and on behalf of his heirs, administrators, representatives, attorneys, executors, successors, and assigns (the EMPLOYEE'S SUCCESSORS) he now has or will have in the future and that his agreement to waive and release all known and unknown claims against Micrus binds him and Employee's Successors.

     Micrus agrees that it has executed this Agreement on behalf of Micrus SA and Micrus Corporation and on behalf of their successors, and assigns (the MICRUS' SUCCESSORS) and that its agreement to waive and release all known and unknown claims against MM binds Micrus and the Micrus' Successors.

9. CONFIDENTIALITY OF AGREEMENT TERMS. MM agrees that the terms and conditions of this Agreement and any and all actions by Micrus in accordance therewith, are strictly confidential and, with the exception of his counsel, tax advisor, immediate family, or as required by applicable law, the Swiss Federal Attorney General, other Swiss authorities or the U.S. Department of Justice, have not been and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Micrus, without prior written approval of Micrus. MM agrees to take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.

     For the avoidance of doubt, Micrus is not bound by an obligation of confidentiality.

10. ENTIRE AGREEMENT. This Agreement, including Annexes 1,2, and 3, represent the full and complete agreement between MM and Micrus regarding its subject matter, including the terms and conditions of any payments to

     MM, or his termination, and supersedes all prior or contemporaneous oral or written agreements or understandings between the parties concerning those subjects, except as explicitly provided for otherwise in this Agreement or any of the Annexes 1,2, and 3. This Agreement and the Annexes 1, 2 and 3 cannot be changed except in a writing signed both by MM and Micrus.

11. GOVERNING LAW, JURISDICTION. The parties agree that the laws of Switzerland, without regard to and excluding its choice of law provisions, shall govern the validity and interpretation of this Agreement and Annex 1 to this Agreements. The parties agree that the Annexes 2, and 3 to this Agreement and the Proprietary Information Agreement, Stock Option Agreements and Indemnification Agreement shall be governed by the laws indicated in such agreements.

     The place of jurisdiction for all disputes arising out of or in connection with this Agreement or Annex 1 to Agreement shall be exclusively Montagny-pres-Yverdon, Switzerland. Notwithstanding the preceding sentence, the place of jurisdiction for all disputes arising out of or in connection with any of the matters referenced in the Proprietary Information Agreement, Stock Option Agreements and Indemnification Agreement shall be exclusively the jurisdictions indicated in such agreements.

12. CLAIMS BY MICRUS. Notwithstanding Article 5 of this Agreement, Micrus Corporation and Micrus S.A. may independently or collectively pursue the enforcement of this Agreement (including the Annexes to this Agreement), the Indemnification Agreement, the Proprietary Information Agreement, the Stock Option Agreements or any other claims resulting out of or in connection with this Agreement (including the Annexes to this Agreement), the Stock Option Agreements, the Indemnification Agreement or the Proprietary Information Agreement and their validity.

13. VOLUNTARY RELEASE OF CLAIMS. By signing this Agreement, MM confirms that he has been given the opportunity to discuss it with the attorney of his choice. He also acknowledges that he has read and fully understand the terms, nature, and effect of this Agreement and its release of claims and that he has executed it voluntarily, free of any duress or coercion, and in so doing, he has not relied on any promise, representation, or inducement other than those contained in this Agreement.

ACKNOWLEDGED AND AGREED:

     MICHEL R. MOUNIER

     Signature /s/ Michel R. Mounier
               ----------------------------------------
     Place, Date March 2, 2005

     MICRUS, S.A.

     By /s/ Beat R. Merz
        ----------------------------------------
          Its Director
              -------------------------

     Place, Date March 2, 2005
                 ----------------------

     MICRUS CORPORATION

     By /s/ Michael Hensen
        ----------------------------------------
          Its Chairman of the Board of Directors
              ----------------------------------

     Place, Date March 2, 2005
                 ----------------------

ANNEX 1 TO THE SETTLEMENT AGREEMENT BETWEEN MICHEL R. MOUNIER AND HIS EMPLOYER, MICRUS, S.A. AND MICRUS CORPORATION (COLLECTIVELY, "MICRUS").

1. RELEASE OF CLAIMS. Michel R. Mounier hereby waives, releases and fully discharges, and agrees not to pursue, any and all claims, claims for relief and/or causes of action he has or may have as of the date he signs this Waiver and Release against Micrus, and/or any of its or their current or former affiliates, subsidiaries, predecessors or successors, and/or any of the current or former officers, directors, shareholders, employees, attorneys, employee benefit plans, agents or representatives, successors or assigns of the foregoing entities ("Released Parties"), arising out of and/or in any way connected with his employment relationship, and/or the termination of that employment relationship, and/or his relationship as an officer and director of Micrus Corp. and Micrus SA, and/or with respect to any other claim, matter, or event arising prior to the time he executes this Waiver and Release. Michel R. Mounier recognizes and agrees that such released claims, claims for relief, and/or causes of action include, but are not limited to, claims under U.S. and Swiss law, including, but not limited to the Swiss Code of Obligations, and the laws of all other jurisdictions and any rights, privileges or entitlements of the parties arising out of the now extinguished EMPLOYMENT CONTRACT (as defined in the Settlement Agreement), his service as an officer and director of Micrus Corp. and Micrus SA, or by operation of law, including without limitation the claims for indemnification as described in the Settlement Agreement.

2. WAIVER OF KNOWN AND UNKNOWN CLAIMS. Michel R. Mounier agrees that his release and waiver of all claims against Micrus includes not only known or suspected claims but also all unknown, unsuspected and unanticipated injuries, damages, events, matters, or claims which may have arisen prior to his execution of this Waiver and Release.

3. NO OTHER CLAIMS. Michel R. Mounier agrees and represents that he has not filed or otherwise pursued any charges, complaints or claims of any nature against Micrus or any Released Party with any government agency or court with respect to any matter connected with his employment relationship, and/or the termination of that employment relationship and, to the extent permitted by law, he agrees not do so in the future.

Place, Date: [NOT TO BE EXECUTED EARLIER THAN ONE MONTH PLUS ONE
     DAY AFTER THE TERMINATION OF THE EMPLOYMENT]_______________


______________________
Michel R. Mounier

                                     ANNEX 2

                               MICRUS CORPORATION

                      AMENDMENT TO STOCK OPTION AGREEMENTS


      This Amendment to Stock Option Agreements (the "Amendment") is made as of March 2, 2005 between Michel Mounier (the "Optionee") and Micrus Corporation, a Delaware corporation (the "Company"), and amends (i) the Notice of Stock Option Grant and Stock Option Agreement under the Company's 1998 Stock Plan between the parties dated as of August 6, 2001 with respect to 700,000 shares of Common Stock of the Company, (ii) the Notice of Stock Option Grant and Stock Option Agreement under the Company's 1998 Stock Plan between the parties dated as of April 22, 2002 with respect to 75,000 shares of Common Stock of the Company, (iii) the Notice of Stock Option Grant and Stock Option Agreement under the Company's 1998 Stock Plan between the parties dated as of June 24, 2003 with respect to 147,250 shares of Common Stock of the Company, and (iv) the Notice of Stock Option Grant and Stock Option Agreement under the Company's 1998 Stock Plan between the parties dated as of June 24, 2004 with respect to 30,000 shares of Common Stock of the Company (each an "Option" and collectively the "Options").

                                    RECITALS

      The Company and Optionee are parties to a Settlement Agreement dated as of March ___, 2005 (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the Company has agreed to extend the time period for Optionee to exercise options to purchase Common Stock of the Company held by Optionee.

                                    AGREEMENT

      The parties hereby agree to amend each of the Options as follows.

      1.    The Options are hereby amended to provide that

      (a) the section entitled "Vesting Schedule" in the Notice of Stock Option Grant of each of the Options shall be amended to read as follows:

            "Notwithstanding anything to the contrary set forth in the Option Agreement, it is understood and agreed that the vesting of Shares shall continue until February 28, 2005 and thereafter stop for all purposes".

      (b) the first sentence of the section entitled "Termination Period" in the Notice of Stock Option Grant of each of the Options shall be amended to read as follows:


          "This Option shall be exercisable until August 31, 2005."

      2. Except as amended as set forth herein, each of the Options shall remain in full force and effect.

      3. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

      4. This Amendment shall be governed by the laws of the State of California as such laws apply to contracts entered into and wholly to be performed therein by residents of such state. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within the Northern District of California in connection with any matter based upon or arising out of this Amendment or the matters contemplated herein (whether based on breach of contract, tort, breach of duty or any other theory), agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement (whether based on breach of contract, tort, breach of duty or any other theory) except in such courts.

      The parties have executed this Amendment as of the date first set forth above.


MICRUS CORPORATION.                       OPTIONEE


By:/s/ Michael Hensen                     /s/ Michel Mounier
   --------------------------             ---------------------------
                                          Michel Mounier

Title: Chairman of the Boards
       of Directors

                                     ANNEX 3

                                VOTING AGREEMENT

      This Voting Agreement (the "Agreement") is made as of March 2, 2005, by and among Micrus Corporation, a Delaware corporation (the "Company") and Michel Mounier ("MM").

                                    RECITALS

      The Company and MM are parties to a Settlement Agreement dated as of March ___, 2005 (the "Settlement Agreement"). Pursuant to the Settlement Agreement, the Company has agreed to make certain cash payments to MM, extend the time period for MM to exercise options to purchase Common Stock of the Company held by MM, and entered into a mutual release of claims and as partial consideration for such actions MM has agreed to enter into this Agreement.

                                    AGREEMENT

      The parties agree as follows:

      1. If, at any time after the date of this Agreement, the Company's Board of Directors and holders of a majority of the then outstanding shares of Preferred Stock of the Company (the "Proposing Holders") approve any matter, to include, without limitation, any equity grant, financing, merger, sale of assets or other item or transaction of any sort, (a "Matter"), then MM shall (i) execute consents and appear in person or by proxy at each annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote all of the shares of the Company's capital stock owned by MM or with respect to which MM exercises voting or dispositive authority, either in person or by proxy, at such annual or special meeting in favor of the Matter and otherwise in a manner so as to be consistent and not conflict with, and to implement, the terms of this Section 1 (ii) waive any dissenters' rights, appraisal rights or similar rights in connection with such Matter; and (iii) if such Matter is a sale of the capital stock of the Company, MM will agree to sell all shares of the Company's capital stock held by MM or with respect to which MM exercises dispositive authority on the terms and conditions contemplated by the Matter. MM will take all reasonably necessary and desirable actions approved by the Proposing Holders in connection with the consummation of such Matter, including executing such consents, agreements and instruments and taking such other actions as may be necessary to effect the consummation of such Matter.

      2. In the event that MM shall fail to consent or vote the shares he is entitled to vote in the manner set forth above, MM shall be deemed immediately upon the existence of such breach to have granted the Proposing Holders a proxy to its shares to ensure that such shares will be voted as set forth above. MM acknowledges that each proxy granted hereby, including any successive proxy if need be, is given to secure the performance of a duty, is coupled with an interest, and shall be irrevocable until the duty is performed.

      3. MM will not grant any proxy or enter into or agree to be bound by any voting trust with respect to the shares held by MM or with respect to which MM has voting or dispositive authority nor shall MM enter into any stockholder agreements or arrangements of any kind with any person with respect to their shares inconsistent with the provisions of this Agreement. MM will not act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of the Company's capital stock in any manner which is inconsistent with the provisions of this Agreement.

      4. The Company confirms that the restrictions contained in this Agreement are similar to restrictions on voting of Common Stock the Company has agreed to with Mr. Herbert Mertens. The Company also confirms that the shares of Common Stock to be acquired by MM in the future upon exercise of any options to purchase shares of Common Stock of the Company held by him shall be subject to the same rights, preferences, privileges and restrictions as other shares of Common Stock of the Company held by stockholders of the Company, but not such rights, preferences and privileges attributable to shares of Common Stock by virtue of such shares being issuable upon conversion of shares of Preferred Stock.


      5. This Agreement shall terminate upon the consummation of a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended pursuant to which all outstanding shares of Preferred Stock of the Company are converted into Common Stock. Notwithstanding the foregoing, any lock-up or market standoff provisions set forth in any agreements representing shares of capital stock of the Company or rights to purchase capital stock of the Company held by Mr. Mounier shall continue for the period set forth in such agreements.

     6.     MISCELLANEOUS.

            6.1 ENTIRE AGREEMENT. This Agreement, constitutes and contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and any and all other written or oral agreements, prior negotiations, correspondence, understandings, duties or obligations between the parties relating to the subject matter hereof are hereby expressly canceled and superseded by this Agreement.

            6.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties and to any successors in interest of the shares of capital stock held by MM. MM agrees not to transfer any shares of capital stock of the Company unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            6.3 AMENDMENTS AND WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company and MM. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon the Company, MM, and each of their respective successors and assigns.

            6.4 NOTICES. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) one (1) business day after delivery by confirmed facsimile transmission, (c) one
(1) business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (d) three
(3) business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid. Any such notice shall be addressed to the party to be notified at the address indicated for such party indicated on the signature pages, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            6.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            6.6 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the corporate laws of the State of Delaware and, as to matters other than corporate law, the laws of the State of California as such laws apply to contracts entered into and wholly to be performed therein by residents of such state. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within the Northern District of California in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein (whether based on breach of contract, tort, breach of duty or any other theory), agrees that process may be served upon it in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement or the matters contemplated herein (whether based on breach of contract, tort, breach of duty or any other theory) except in such courts.

            6.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            6.8 COSTS AND ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of MM in the Company (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party's costs (including, but not limited to expert witness costs) and reasonable attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                            [Signature Page Follows]

The parties hereto have executed this Voting Agreement as of the date first written above.

                                          COMPANY:


                                          MICRUS CORPORATION


                                          By:/s/ Michael Hensen
                                             --------------------------------
                                              Michael Henson
                                              Chairman of the
                                          Board of Directors

                                          Address:    610 Palomar Avenue
                                                      Sunnyvale, CA 94085


                                          Fax number:  (408) 830-5912

                                          /s/ Michel Mounier
                                          ------------------------------------
                                          Michel Mounier

                                          Address:    Hohenweg 5
                                                      CH-4312 Magden,
                                                      Switzerland

                                          Fax Number: ++41 61 843 93 21


                                      -1-